Exhibit 99.1

Press Contact: Will Thoretz +1 203 517 3119
will.thoretz@isg-one.com

Investor Contact:
David Berger
+1 203 517 3104

david.berger@isg-one.com

Information Services Group Announces

Fourth-Quarter 2019 Results

•	Reports fourth-quarter revenues of $66 million; net income of $2 million; GAAP EPS of $0.04; adjusted EBITDA of $10 million; adjusted EPS of $0.10

•	Delivers strong fourth-quarter cash flow from operating activities of $15 million

•	Reduces debt by $10 million in the fourth quarter

•	Announces amended credit agreement with more favorable terms and an extended maturity date to March 2025; annual principal amortization reduced by more than half

•	Sets first-quarter 2020 guidance: approximately 50% year-to-year increase in adjusted EBITDA, to about $5 million, and revenues of between $64 million and $65 million

STAMFORD, Conn., March 10, 2020 ― Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced financial results for the fourth quarter ended December 31, 2019.

“ISG delivered significant profit improvement in the fourth quarter, capping a strong second half that saw the firm achieve its most profitable six months ever, with record adjusted EBITDA of $20 million,” said Michael P. Connors, chairman and CEO. “Pivoting from earlier digital efforts to reduce costs and enhance efficiency, our clients are now more fully leveraging digital technology to radically transform their business, enhance customer engagement and turbocharge growth. As more enterprises look to ISG to advise them on their end-to-end digital transformations, our digital revenue will become an even more significant driver of our profitable growth in 2020.”

Commenting on ISG’s financial strength, Connors said, “We generated more than $20 million in operating cash flow for the year, including $15 million alone in the fourth quarter, and reduced our debt by 10 percent in the fourth quarter. Based on our strong second-half results, we were able to renegotiate our credit agreement, cutting our required annual principal payments by more than half, to about $4 million, and extending our maturity date to March 2025, among other favorable terms.

“For 2020, we continue to be focused on creating value for our clients, being a magnet for the best people in the industry and maximizing shareholder value. We are well positioned as a firm and confident of our growth prospects going forward.”

Fourth-Quarter 2019 Results

Revenues for the fourth quarter were $65.5 million, compared with $67.9 million in the prior-year quarter, a decrease of 2 percent in constant currency (4 percent on a reported basis). Currency negatively impacted reported revenues by $1 million versus the prior year. Reported revenues were $37.3 million in the Americas (down 2 percent), $23.2 million in Europe (down 6 percent in constant currency and down 8 percent on a reported basis) and $5.0 million in Asia Pacific (up 15 percent in constant currency and up 11 percent on a reported basis).

ISG reported fourth-quarter operating income of $5.1 million, up 52 percent compared with operating income of $3.3 million in the fourth quarter of 2018. Net income for the fourth quarter was $2.1 million, compared with a net loss of $0.9 million in the fourth quarter of 2018. Reported fully diluted earnings per share were $0.04, compared with a fully diluted loss per share of $0.02 for the same period in 2018. Included in the net loss for the fourth quarter of 2018 was $1.6 million of income tax expense related to changes in the U.S. federal tax code under the Tax Cuts and Jobs Act.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the 2019 fourth quarter was $4.8 million, or $0.10 per share on a fully diluted basis, compared with $2.3 million, or $0.05 per share on a fully diluted basis, in the prior year’s fourth quarter. Fourth-quarter 2019 adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $9.6 million, compared with $8.6 million in last year’s fourth quarter, an increase of 12 percent.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $18.2 million at December 31, 2019, an increase of $3.9 million, or 28 percent, from September 30, 2019. The increase in cash balances from September 30, 2019 was principally attributable to operating results and collections. Net Cash Provided by Operating Activities was $20.4 million in 2019, including $14.6 million in the fourth quarter. ISG repaid $9.6 million of debt in the quarter and $12.3 million for the year, lowering the firm’s outstanding debt at December 31, 2019 by 12 percent, to $86.9 million, compared with $99.1 million at December 31, 2018.

Amended Credit Agreement

ISG today announced it has amended the credit agreement the firm originally entered into on December 1, 2016. The amendment includes a reduction in annual mandatory principal payments to $4.3 million; a lowering of borrowing costs; a removal of the cap on share repurchases with some limits; and an extension of the agreement’s maturity to March 10, 2025.

2020 First-Quarter Revenue and Adjusted EBITDA Guidance

“For the first quarter of 2020, ISG is targeting revenues of between $64 million and $65 million and an increase in adjusted EBITDA of approximately 50 percent, to about $5 million, versus the prior year,” said Connors. “We expect good year-over-year growth in 2020. We will continue to monitor the macroeconomic environment, including the potential impact of the coronavirus.”

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, Wednesday, March 11, 2020, to discuss the company’s fourth-quarter results. The call can be accessed by dialing 1-800-367-2403 or, for international callers by dialing 001-334-777-6978. The access code is 9837106. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; and (14) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and twelve months ended December 31, 2019 and December 31, 2018. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income before net income attributable to non-controlling interest, plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, change in contingent consideration, acquisition-related costs, severance, integration and other expense), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, change in contingent consideration, acquisition-related costs, severance, integration expense and other, on a tax-adjusted basis), adjusted net income as earnings per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to approximately 700 clients, including more than 75 of the world’s top 100 enterprises, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs approximately 1,300 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com

# # #

Information Services Group, Inc.

Consolidated Statement of Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues	$65,501	$67,901	$265,763	$275,769
Operating expenses
Direct costs and expenses for advisors	36,543	38,160	153,179	159,921
Selling, general and administrative	22,191	24,502	92,518	95,400
Depreciation and amortization	1,677	1,899	6,708	7,771
Operating income	5,090	3,340	13,358	12,677
Interest income	61	3	194	116
Interest expense	(1,504)	(1,548)	(6,267)	(6,688)
Foreign currency transaction gain (loss)	(118)	(12)	(146)	7

Income before taxes	3,529	1,783	7,139	6,112
Income tax provision (benefit)	1,435	2,635	3,798	435
Net income	$2,094	$(852)	$3,341	$5,677

Weighted average shares outstanding:
Basic	47,554	45,219	46,917	44,673
Diluted	48,866	45,219	47,620	46,067

Income per share:
Basic	$0.04	$(0.02)	$0.07	$0.13
Diluted	$0.04	$(0.02)	$0.07	$0.12

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income	$2,094	$(852)	$3,341	$5,677
Plus:
Interest expense (net of interest income)	1,443	1,545	6,073	6,572
Income taxes	1,435	2,635	3,798	435
Depreciation and amortization	1,677	1,899	6,708	7,771
Change in contingent consideration	-	3	30	380
Acquisition-related costs	-	332	58	613
Severance, integration and other expense	369	363	1,740	801
Tax indemnity receivable	-	-	31	931
Foreign currency transaction (gain) loss	118	12	146	(7)
Non-cash stock compensation	2,439	2,631	9,589	9,862
Adjusted EBITDA	$9,575	$8,568	$31,514	$33,035

Net income	$2,094	$(852)	$3,341	$5,677
Plus:
Non-cash stock compensation	2,439	2,631	9,589	9,862
Intangible amortization	1,002	1,236	4,011	5,032
Change in contingent consideration	-	3	30	380
Acquisition-related costs	-	332	58	613
Severance, integration and other expense	369	363	1,740	801
Foreign currency transaction (gain) loss	118	12	146	(7)
Tax effect (1)	(1,257)	(1,465)	(4,984)	(5,338)
Adjusted net income	$4,765	$2,260	$13,931	$17,020

Weighted average shares outstanding:
Basic	47,554	45,219	46,917	44,673
Diluted	48,866	45,219	47,620	46,067

Adjusted earnings per share:
Basic	$0.10	$0.05	$0.30	$0.38
Diluted	$0.10	$0.05	$0.29	$0.37

(1) Marginal tax rate of 32.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months			Three Months
	Three Months	Constant	Ended	Three Months	Constant	Ended
	Ended	currency	December 31, 2019	Ended	currency	December 31, 2018
	December 31, 2019	impact	Adjusted	December 31, 2018	impact	Adjusted
Revenue	$65,501	$1,929	$67,430	$67,901	$1,198	$69,099
Operating income	$5,090	$383	$5,473	$3,340	$191	$3,531
Adjusted EBITDA	$9,575	$394	$9,969	$8,568	$178	$8,746

			Twelve Months			Twelve Months
	Twelve Months	Constant	Ended	Twelve Months	Constant	Ended
	Ended	currency	December 31, 2019	Ended	currency	December 31, 2018
	December 31, 2019	impact	Adjusted	December 31, 2018	impact	Adjusted
Revenue	$265,763	$6,639	$272,402	$275,769	$1,098	$276,867
Operating income	$13,358	$1,132	$14,490	$12,677	$704	$13,381
Adjusted EBITDA	$31,514	$1,096	$32,610	$33,035	$720	$33,755